UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2011

(Date of Report: Date of earliest event reported)

Sanguine Corporation

(Exact name of registrant as specified in its charter)

Nevada

000-24480

95-4347608

(State or other jurisdiction  (Commission File Number)  (IRS Employer ID No.)

     of incorporation)

101 East Green Street, #6, Pasadena, California  91105

 (Address of principal executive office)

Registrant's telephone number, including area code: (626) 405-0079

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, Sanguine Corporation (the “Company”) received the resignation of David Nelson from his position as a director and Chief Financial Officer of the Company.  Mr. Nelson resigned to pursue other interest and had no disputes with the Company.

On February 8, 2011, Frank Marra was appointed the president and a director of the Company.  Additionally, Mr. Marra will serve as the temporary principal financial officer and Chief Financial Officer until a replacement for Mr. Nelson can be found.  Mr. Marra has acted as a consultant for the Company since November 2007.  Mr. Marra, age 47, is currently the managing member of LKB Partners, LLC which engages in financial consulting and acts as a private investment firm for small companies.  Prior to founding LKB in November 2006, Mr. Marra ran Stonebridge Ross which he founded in 1992 and sold in 2003.  Mr. Marra also worked as a registered representative for Drexel Burnham after attending college at the University of West Virginia.  Mr. Marra has focused on work with public and private emerging growth companies. As part of Mr. Marra’s consulting work, he has acted as interim CEO for three public companies Sun Cut Floral Distributors from 1999 to 2001, a consolidator of national floral distributors, Interactive Medical Technologies from 1993 to 1995, a biomedical technology company and Rheologics, Inc. from 2005 to 2007 which developed a whole blood viscometer.

As part of Mr. Marra’s appointment as a director and president of the Company, Mr. Marra entered into an employment agreement and received stock options.  Under the terms of Mr. Marra’s employment agreement he will receive an annual salary of one hundred fifty thousand dollars ($150,000) subject to such increases as may from time to time be determined by the board of directors of the Company.  Additionally, the term of the contract is for a period of twenty-four (24) months.  Mr. Marra received three million (3,000,000) stock options exercisable at twenty cents ($0.20) per share for a period of five years.

ITEM 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit 10.1

Employment Agreement - Marra

Exhibit 10.2

Stock Option - Marra

Exhibit 99.1

Press Release dated February 10, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Sanguine Corporation

By: /s/ Frank Marra

Date: February 11, 2011

       Frank Marra, President